Exhibit 10.1

AMENDMENT NO. 4 TO

EMPLOYMENT AGREEMENT

This Amendment No. 4 (“Amendment”) to the Employment Agreement, dated November 9, 2005, between Luby’s, Inc., a Delaware corporation (“Company”), and Christopher J. Pappas, a resident of Houston, Texas (“Executive”) is executed as of April 15, 2010, (the “Effective Date”). For purposes of this Amendment, “Luby’s” or the “Company” shall include the subsidiaries of Company.

RECITALS

WHEREAS, the parties entered into the following agreements:

(1) Employment Agreement, dated November 9, 2005

(2) Amendment No. 1 to Employment Agreement, dated October 29, 2007

(3) Amendment No. 2 to Employment Agreement, dated November 19, 2008

(4) Amendment No. 3 to Employment Agreement, dated November 19, 2009

(Collectively referred to as “Agreements”);

WHEREAS, the parties desire to modify said Agreements as hereinafter set forth; and

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, said Agreements shall be modified as follows, as of the effective date:

1. Section 3 of the Agreements is hereby amended and restated as follows:

“3. Term. Subject to the provisions for termination of employment as provided in Section 8(a), Executive’s employment under this Agreement shall be for a period beginning on the Effective Date and ending on August 31, 2011 (“Term”).”

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

LUBY’S, INC.		CHRISTOPHER J. PAPPAS

By:	/s/ Gasper Mir, III	/s/ Christopher J. Pappas
Name:	GASPER MIR, III
Title:	CHAIRMAN OF THE BOARD